Exhibit 10.5

Presbia PLC

Restricted Share Grant Notice

Presbia PLC (the “Company”), pursuant to its Stock Plan, as amended (the “Plan”), hereby grants to the grantee listed below (the “Grantee”) an Award of Restricted Shares for the number of Ordinary Shares of the Company, par value U.S. $0.001 (the “Ordinary Shares”), set forth below. The Restricted Shares are subject to all of the terms and conditions set forth herein and in the Restricted Share Agreement attached hereto as Exhibit A (the “Restricted Share Agreement”) and the Plan attached hereto as Exhibit B, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Shares Grant Notice (the “Grant Notice”).

Grantee’s Name:

Grant Date:

Total Number of Restricted Shares:

Vesting Schedule: The Restricted Shares shall vest, and the Restricted Period (as defined in the Restricted Share Agreement) with respect thereto shall lapse, as to:

(i)	% of the Restricted Shares on ,

(ii)	% of the Restricted Shares on ,

(iii)	% of the Restricted Shares on ,

(iv)	% of the Restricted Shares on , and

(v)	% of the Restricted Shares on .

In no event, however, shall any Restricted Shares vest following the Grantee’s Termination of Employment.

By the Grantee’s signature below, the Grantee agrees to be bound by the terms and conditions of the Plan, the Restricted Share Agreement and this Grant Notice. The Grantee has reviewed the Restricted Share Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Share Agreement and the Plan. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under or relating to the Plan, this Grant Notice or the Restricted Share Agreement.

Presbia PLC	Grantee

By
Title:

Attachments: Restricted Share Agreement (Exhibit A) and Stock Plan (Exhibit B).

Exhibit A

Presbia PLC

Restricted Share Agreement

This is a Restricted Share Agreement (the “Agreement”) between Presbia PLC (the “Company”) and the individual who has executed this Agreement above the signature line “Signature of Grantee” (the “Grantee”). This Agreement is made pursuant to the Company’s Stock Plan, as amended (the “Plan”). Capitalized terms used but not defined in this Agreement have the same definitions ascribed to such terms in the Plan.

Terms and Conditions

The Company and the Grantee agree as follows:

1. Grant. The Company hereby grants the Grantee the number of Ordinary Shares of the Company, par value U.S. $0.001 (the “Ordinary Shares”), set forth in the Restricted Share Grant Notice to which this Agreement is attached (the “Grant Notice”), subject to the terms and conditions set forth in this Agreement and the provisions of the Plan (such Ordinary Shares, as and while subject to the restrictions set forth in Sections 4 and 5 below, the “Restricted Shares”).

2. Vesting. Except as otherwise provided in this Agreement or the Plan, each Restricted Share shall become vested, and the restrictions applicable to the Restricted Share under Sections 4 and 5 below shall lapse, over a period commencing on the Grant Date and ending on the applicable vesting date in respect of such Restricted Share specified in the vesting schedule set forth in the Grant Notice (such period, the “Restricted Period”); provided, however, that, subject to the provisions of the Plan, no Restricted Shares shall vest following the Grantee’s Termination of Employment.

3. Change of Control. The Grantee’s rights upon a Change of Control are set forth in Sections 5.2(f) and 9.3(b) of the Plan.

4. Restrictions. Other than to effect a forfeiture in accordance with Section 5 below, Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the Restricted Period and any attempt to do so shall be null and void and without effect. One or more share certificates or other evidence of title representing the Restricted Shares shall be registered in the Grantee’s name promptly following the execution of this Agreement and shall bear a legend making appropriate reference to the transfer restrictions and forfeiture conditions imposed hereunder. Share certificates or other evidence of title for the Restricted Shares shall be held in escrow by the Company or its transfer agent until the restrictions with respect to such Restricted Shares lapse in accordance with the provisions of Section 2 above or until such Restricted

Shares are forfeited pursuant to Section 5. Share certificates or other evidence of title for Restricted Shares shall be delivered to the Grantee only when and to the extent that the restrictions with respect to such Restricted Shares lapse in accordance with the provisions of Section 2 above.

5. Forfeiture. Upon the Grantee’s Termination of Employment for any reason prior to the expiration of the Restricted Period for any Restricted Shares, the remaining Restricted Shares for which the Restricted Period has not lapsed (after taking into account the provisions of Section 3 above) shall thereupon be forfeited by the Grantee and transferred to, and reacquired by the Company or a Subsidiary for nil consideration pursuant to the Companies (Amendment) Act 1983 of Ireland. For the purpose of giving effect to any such forfeiture, the instrument of transfer of such Restricted Shares may be executed for and on behalf of the Grantee by the Company secretary, or an assistant secretary, or their delegate, and such persons shall be deemed to have been irrevocably appointed agent for the Grantee with full power to execute, complete and deliver in the name and on behalf of the Grantee all transfers of such Restricted Shares.

6. Ownership. During the Restricted Period, the Grantee shall possess all incidents of ownership of the Restricted Shares, subject to the restrictions set forth in Sections 4 and 5 above, including the right to receive dividends with respect to such shares and the right to vote such shares; provided that, any cash or share dividends with respect to Restricted Shares shall be withheld by the Company for the Grantee’s account, shall be subject to forfeiture to the same degree as the Restricted Shares to which such dividends relate and shall be paid or delivered to the Grantee as and when the foregoing restrictions on the Restricted Shares to which such dividends relate lapse (without the accrual or payment of interest on any cash dividends so withheld).

7. Securities Matters. Regardless of whether the offering and sale of Restricted Shares pursuant to this Agreement and the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Ordinary Shares (including the placement of appropriate legends on share certificates or other evidence of title or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary in order to achieve compliance with the Securities Act or the securities laws of any state or any other law.

8. Investment Purpose. The Grantee represents and warrants that unless the Restricted Shares are registered under the Securities Act, any and all Ordinary Shares acquired by the Grantee under this Agreement will be acquired for investment for the Grantee’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Ordinary Shares within the meaning of the Securities Act. The Grantee agrees not to sell, transfer or otherwise dispose of such shares unless they are either (i) registered under the Securities Act and all applicable state securities laws, or (ii) exempt from such registration in the opinion of Company counsel.

9. Lock-Up Agreement. The Grantee agrees that, during the period beginning on the date of the applicable underwriting agreement, and continuing for 180 days following the consummation of an Initial Public Offering, upon request of the Company or the underwriters managing the offering, the Grantee shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any equity securities of the same class registered in the Initial Public Offering without the prior written consent of the Company and such underwriters.

10. Tax Withholding. The Grantee acknowledges the tax withholding requirements described in Section 9.4 of the Plan.

11. Section 83(b) Election. The Grantee may file an election pursuant to Section 83(b) of the Code with the Internal Revenue Service within 30 days of the execution of this Agreement to be taxed currently on the fair market value of the Restricted Shares on the date of issuance. Absent such an election, taxable income will be measured and recognized by the Grantee at the time or times at which the forfeiture restrictions on the Restricted Shares lapse. GRANTEE ACKNOWLEDGES THAT IT IS NOT THE COMPANY’S RESPONSIBILITY, BUT RATHER IS GRANTEE’S SOLE RESPONSIBILITY, TO FILE TIMELY AND PROPERLY THE ELECTION UNDER SECTION 83(b) AND UNDER ANY CORRESPONDING PROVISIONS OF STATE TAX LAWS IF GRANTEE ELECTS TO UTILIZE SUCH ELECTION. If the Grantee files an election under Section 83(b) of the Code, the Grantee shall submit to the Company a copy of the election within ten (10) days of filing such election.

12. No Right to Continued Employment or Service. The Grantee acknowledges the provisions set forth in Section 4.2 of the Plan.

13. The Plan Controls. This Agreement does not undertake to express all conditions, terms and provisions of the Plan. The grant of Restricted Shares is subject in all respects to all of the requirements (including, without limitation, tax withholding), restrictions, limitations and other terms and provisions of the Plan, which, by this reference, are incorporated herein to the same extent as if copied verbatim. This Agreement will be governed by and construed in accordance with the Plan. If any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement occurs, the provisions of the Plan will be controlling and determinative.

14. Severability. If any one or more of the provisions contained in this Agreement or the Grant Notice are invalid, illegal or unenforceable, the other provisions of this Agreement or the Grant Notice, as the case may be, will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Grantee and their respective successors, permitted assigns, heirs, beneficiaries and representatives.

16. Notices. Notices and communications under this Agreement must be in writing and delivered personally, by overnight courier, or by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

Presbia PLC

8845 Irvine Center Drive, Suite 100

Irvine, CA 92618

or any other address designated by the Company in a written notice to the Grantee. Notices to the Grantee will be directed to the address of the Grantee then currently on file with the Company, or at any other address given by the Grantee in a written notice to the Company.

Presbia PLC

By

Signature of Grantee